Notification of Sources of Distribution Pursuant to Section 19(a) of the
Investment Company Act of 1940

On December 11, 2019, RMR Real Estate Income Fund (NYSE American: RIF) announced its regular quarterly distribution to common shareholders. The distribution of $0.33 per common share will be paid on or about December 31, 2019 to holders of record of common shares as of the close of business on December 23, 2019. RIF’s distribution was approved by its Board of Trustees under RIF’s managed distribution policy in accordance with exemptive relief issued by the Securities and Exchange Commission. RIF intends to include net realized capital gains, where applicable, as part of its regular quarterly distribution to common shareholders.
The following table provides RIF’s estimated distribution sources for the distribution declared on December 11, 2019 on common shares for the quarter ending December 31, 2019 from the sources indicated pursuant to Section 19(a) of the Investment Company Act of 1940, as amended. In addition, distributions from the RIF’s investments in real estate investment trusts (“REITs”) may later be characterized as capital gains and/or a return of capital, depending on the character of the dividends reported after year-end by the issuers of REIT securities that are held by RIF.

	Quarter		Year to Date
Source	Per Share Amount	% of Distribution	Per Share Amount	% of Distribution
Net investment income	$0.29	87.88%	$1.14	86.36%
Net realized short term capital gains	$0.00	0.00%	$0.05	3.79%
Net realized long term capital gains	$0.04	12.12%	$0.13	9.85%
Return of capital	$0.00	0.00%	$0.00	0.00%
Total distribution(s)	$0.33	100.00%	$1.32	100.00%
You should not draw any conclusions about the RIF’s investment performance from the amount of this distribution or from the terms of the RIF’s managed distribution policy. The amounts and sources of distribution reported in this 19(a) notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon RIF’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. RIF will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

RIF’s year to date cumulative total return for 2019 (January 1, 2019 through November 30, 2019) is set forth below. RIF’s average annual total return for the five-year period ending November 30, 2019 is also set forth below.
RIF Performance and Distribution Rate Information Based on Net Asset Value:

Year to date: January 1, 2019 to November 30, 2019
Cumulative total return[1]	37.49%
Cumulative distribution rate[2]	5.14%

Five year period ending November 30, 2019
Average annual total return[3]	6.32%
Current annualized distribution rate[4]	5.14%

1.
The cumulative total return is the percentage change in net asset value, or NAV, per common share from the last completed fiscal year to the NAV per common share on the last day of the period indicated assuming distributions paid are reinvested at NAV per common share on the ex-dividend dates.

2.
Cumulative distribution rate is the cumulative distribution per common share declared in 2019 as of the date the distribution was declared as a percentage of the NAV per common share as of November 30, 2019.

3.
Average annual total return is the annualized percentage change in the Fund’s NAV over the five year period ending November 30, 2019, including distributions paid and assuming that the distributions paid are reinvested at NAV on the ex-dividend dates.

4.	The current annualized distribution rate is the current annualized distribution rate as a percentage of the NAV per common share as of November 30, 2019.
Performance results reflect past performance and are no guarantee of future results. Investment return and principal value of shares will fluctuate so that shares, when sold, may be worth more or less than their original cost. Current performance may be higher or lower than the performance data quoted.
RIF is a closed end investment company advised by RMR Advisors LLC. RMR Advisors LLC is a wholly owned subsidiary of The RMR Group LLC, an alternative asset management company. The RMR Group LLC is a majority owned subsidiary of The RMR Group Inc. (Nasdaq: RMR). The RMR Group Inc. is headquartered in Newton, MA.
WARNINGS REGARDING FORWARD-LOOKING STATEMENTS
This notice contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon RIF’s present intent, beliefs and expectations, but forward-looking statements are not guaranteed to occur and may not occur for numerous reasons, some of which are beyond RIF’s control. For example:

•
This notice describes RIF’s distribution of $0.33 per common share as a fixed quarterly distribution and refers to RIF’s managed distribution policy. The implications of these statements may be that RIF will consistently pay a distribution of $0.33 per share for each quarter. In fact, the amount of distributions paid by RIF in the future will depend primarily upon RIF’s future earnings. RIF can provide no assurance that its future earnings will be sufficient to enable RIF to pay a fixed quarterly distribution of $0.33 per share. The board of trustees of RIF may amend, terminate or suspend the managed distribution policy at any time, which could result in a reduction of the quarterly distribution amount or a complete elimination of the quarterly distribution.

•
This notice includes various information regarding the estimated sources for the distribution on RIF common shares that was declared on December 11, 2019 as well as various RIF performance, returns and distribution metrics and information. The ultimate sources of RIF’s distribution will depend on RIF’s investment performance and experience for 2019 and the sources of the distributions it receives on its investments. For these and other reasons, the estimated sources may subsequently change and prove to be inaccurate. Further, RIF’s performance returns and distribution metrics for 2019 and other periods may differ significantly from the amounts listed in this notice.

•
RIF's ability to pay quarterly distributions may be affected by a number of factors, including market conditions, the stability of income received from its investments, the availability of capital gains, distributions paid on its preferred shares, interest paid on borrowings, the extent of RIF’s leverage and the amount of RIF’s expenses. There is no assurance that RIF will always be able to pay distributions of a particular size, or that a distribution will consist solely of net investment income and/or realized capital gains.

For these and other reasons, investors should not place undue reliance upon forward-looking statements. Except as required by law, RIF does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
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Notification of Sources of Distribution on Auction Rate
Preferred Securities (ARPS) Pursuant to
Section 19(a) of the Investment Company Act of 1940
The following table provides RIF’s estimated sources for the distributions on ARPS for the auctions to be held between the date of this notice and December 31, 2019 (both days inclusive), pursuant to Section 19(a) of the Investment Company Act of 1940, as amended. In addition, distributions from RIF’s investments in real estate investment trusts (“REITs”) may later be characterized as capital gains and/or a return of capital, depending on the character of the dividends reported after year-end by the issuers of REIT securities that are held by RIF.

Source	% of Distribution
Net investment income	86.36%
Net realized short term capital gains	3.79%
Net realized long term capital gains	9.85%
Return of capital	0.00%
Total distribution(s)	100.00%

You should not draw any conclusions about the RIF’s investment performance from the amount of this distribution or from the terms of the RIF’s managed distribution policy. The amounts and sources of distribution reported in this 19(a) notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon RIF’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. RIF will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.
RIF is a closed end investment company advised by RMR Advisors LLC. RMR Advisors LLC is a wholly owned subsidiary of The RMR Group LLC, an alternative asset management company. The RMR Group LLC is a majority owned subsidiary of The RMR Group Inc. (Nasdaq: RMR). The RMR Group Inc. is headquartered in Newton, MA.
WARNINGS REGARDING FORWARD-LOOKING STATEMENTS
This notice contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon RIF’s present intent, beliefs and expectations, but forward-looking statements are not guaranteed to occur and may not occur for numerous reasons, some of which are beyond RIF’s control. For example:

•
This notice includes various information regarding the estimated sources for the distributions on RIF’s ARPS resulting from the auctions held on and after December 11, 2019 and before December 31, 2019. The ultimate sources of RIF’s distributions will depend on RIF’s investment performance and experience for 2019 and the sources of the distributions it receives on its investments. For these and other reasons, the estimated sources may subsequently change and prove to be inaccurate.

•
RIF's ability to pay distributions may be affected by a number of factors, including market conditions, the stability of income received from its investments, the availability of capital gains, interest paid on borrowings, the extent of RIF’s leverage and the amount of RIF’s expenses. There is no assurance that RIF will always be able to pay the full amount of any distributions on its ARPS, or that a distribution will consist solely of net investment income and/or realized capital gains.

For these and other reasons, investors should not place undue reliance upon forward-looking statements. Except as required by law, RIF does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Notification of Sources of Distribution Pursuant to Section 19(a) of the
Investment Company Act of 1940

On September 11, 2019, RMR Real Estate Income Fund (NYSE American: RIF) announced its regular quarterly distribution to common shareholders. The distribution of $0.33 per common share will be paid on or about September 30, 2019 to holders of record of common shares as of the close of business on September 23, 2019. RIF’s distribution was approved by its Board of Trustees under RIF’s managed distribution policy in accordance with exemptive relief issued by the Securities and Exchange Commission. RIF intends to include net realized capital gains, where applicable, as part of its regular quarterly distribution to common shareholders.
The following table provides RIF’s estimated distribution sources for the distribution declared on September 11, 2019 on common shares for the quarter ending September 30, 2019 from the sources indicated pursuant to Section 19(a) of the Investment Company Act of 1940, as amended. In addition, distributions from the RIF’s investments in real estate investment trusts (“REITs”) may later be characterized as capital gains and/or a return of capital, depending on the character of the dividends reported after year-end by the issuers of REIT securities that are held by RIF.

	Quarter		Year to Date
Source	Per Share Amount	% of Distribution	Per Share Amount	% of Distribution
Net investment income	$0.29	87.88%	$0.84	84.85%
Net realized short term capital gains	$0.00	0.00%	$0.05	5.05%
Net realized long term capital gains	$0.04	12.12%	$0.10	10.10%
Return of capital	$0.00	0.00%	$0.00	0.00%
Total distribution(s)	$0.33	100.00%	$0.99	100.00%

You should not draw any conclusions about the RIF’s investment performance from the amount of this distribution or from the terms of the RIF’s managed distribution policy. The amounts and sources of distribution reported in this 19(a) notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon RIF’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. RIF will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

RIF’s year to date cumulative total return for 2019 (January 1, 2019 through August 31, 2019) is set forth below. RIF’s average annual total return for the five-year period ending August 31, 2019 is also set forth below.
RIF Performance and Distribution Rate Information Based on Net Asset Value:

Year to date: January 1, 2019 to August 31, 2019
Cumulative total return[1]	29.35%
Cumulative distribution rate[2]	4.04%

Five year period ending August 31, 2019
Average annual total return[3]	6.16%
Current annualized distribution rate[4]	5.39%

1.
The cumulative total return is the percentage change in net asset value, or NAV, per common share from the last completed fiscal year to the NAV per common share on the last day of the period indicated assuming distributions paid are reinvested at NAV per common share on the ex-dividend dates.

2.
Cumulative distribution rate is the cumulative distribution per common share declared in 2019 as of the date the distribution was declared as a percentage of the NAV per common share as of August 31, 2019.

3.
Average annual total return is the annualized percentage change in the Fund’s NAV over the five year period ending August 31, 2019, including distributions paid and assuming that the distributions paid are reinvested at NAV on the ex-dividend dates.

4.	The current annualized distribution rate is the current annualized distribution rate as a percentage of the NAV per common share as of August 31, 2019.

Performance results reflect past performance and are no guarantee of future results. Investment return and principal value of shares will fluctuate so that shares, when sold, may be worth more or less than their original cost. Current performance may be higher or lower than the performance data quoted.
RIF is a closed end investment company advised by RMR Advisors LLC. RMR Advisors LLC is a wholly owned subsidiary of The RMR Group LLC, an alternative asset management company. The RMR Group LLC is a majority owned subsidiary of The RMR Group Inc. (Nasdaq: RMR). The RMR Group Inc. is headquartered in Newton, MA.

WARNINGS REGARDING FORWARD-LOOKING STATEMENTS
This notice contains statements that constitute forward-looking statements within the meaning of the private securities litigation reform act of 1995 and other securities laws. These forward-looking statements are based upon RIF’s present intent, beliefs and expectations, but forward-looking statements are not guaranteed to occur and may not occur for numerous reasons, some of which are beyond RIF’s control. For example:

•
This notice describes RIF’s distribution of $0.33 per common share as a fixed quarterly distribution and refers to RIF’s managed distribution policy. The implications of these statements may be that RIF will consistently pay a distribution of $0.33 per share for each quarter. In fact, the amount of distributions paid by RIF in the future will depend primarily upon RIF’s future earnings. RIF can provide no assurance that its future earnings will be sufficient to enable RIF to pay a fixed quarterly distribution of $0.33 per share. The board of trustees of RIF may amend, terminate or suspend the managed distribution policy at any time, which could result in a reduction of the quarterly distribution amount or a complete elimination of the quarterly distribution.

•
This notice includes various information regarding the estimated sources for the distribution on RIF common shares that was declared on September 11, 2019 as well as various RIF performance, returns and distribution metrics and information. The ultimate sources of RIF’s distribution will depend on RIF’s investment performance and experience for 2019 and the sources of the distributions it receives on its investments. For these and other reasons, the estimated sources may subsequently change and prove to be inaccurate. Further, RIF’s performance returns and distribution metrics for 2019 and other periods may differ significantly from the amounts listed in this notice.

•
RIF's ability to pay quarterly distributions may be affected by a number of factors, including market conditions, the stability of income received from its investments, the availability of capital gains, distributions paid on its preferred shares, interest paid on borrowings, the extent of RIF’s leverage and the amount of RIF’s expenses. There is no assurance that RIF will always be able to pay distributions of a particular size, or that a distribution will consist solely of net investment income and/or realized capital gains.

For these and other reasons, investors should not place undue reliance upon forward-looking statements. Except as required by law, RIF does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
(end)